CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-180452) and Registration Statements on Form S-8 (Nos. 333-91198, 333-123187, 333-123186, 333-136237, 333-150728, 333-158535, 333-158536, 333-173552, 333-173553) of International Game Technology of our report dated November 21, 2014  relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
San Jose, CA
 November 25, 2014